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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2024
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1STDIBS.COM, INC.

(Exact name of registrant as specified in its charter)
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Delaware	001-40453	94-3389618
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Park Avenue South, 10th Floor New York, New York 10010
(Address of principal executive offices, including zip code)

(212) 627-3929
(Registrant's telephone number, including area code)

51 Astor Place, 3rd Floor New York, New York 10003
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DIBS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of February 13, 2024, Everette Taylor was appointed to serve as a member of the board of directors (the “Board”) of 1stdibs.com, Inc. (the “Company”). Mr. Taylor was designated a Class I director and will stand for re-election at the Company’s annual meeting of stockholders in 2025. Mr. Taylor has also been appointed as a member of the Compensation Committee of the Board (the “Compensation Committee”).

Mr. Taylor currently serves as Chief Executive Officer of Kickstarter, a crowd-funding platform company, which he joined in September 2022. Before joining Kickstarter, Mr. Taylor served as Chief Marketing Officer of Artsy, Inc., an online art brokerage, from December 2019 to September 2022. From 2016 to 2018, Mr. Taylor served as Chief Marketing Officer of Skurt, an on-demand rental car company later acquired by Fair.com. In 2013, Mr. Taylor founded ET Enterprises, a diverse portfolio of companies that includes PopSocial, a social media software company, MilliSense, a marketing firm, ArtX, an arts and culture brand, and GrowthHackers, an online community and software company. From July 2016 to December 2019, Mr. Taylor also served as Chief Executive Officer of PopSocial. Mr. Taylor brings to the Board his deep operational experience with two-sided marketplaces and his engagement with the art and design communities.

Mr. Taylor will receive compensation for his service as a non-employee director as described in the Second Amended and Restated Non-Employee Director Compensation Policy of the Board of Directors of 1stdibs.com, as amended from time to time (the “Non-Employee Director Compensation Policy”). Pursuant to the Non-Employee Director Compensation Policy, Mr. Taylor will receive an annual cash retainer of $30,000 for service on the Board as well as an annual cash retainer of $6,000 for service as a member of the Compensation Committee. Upon his appointment to the Board, Mr. Taylor received an annual grant (the “Annual Award”) of restricted stock units under the Company’s 2021 Stock Incentive Plan (the “2021 Plan”) in accordance with the terms set forth in the Non-Employee Director Compensation Policy, which vests on the earlier of June 8, 2024 and the consummation of a “change in control” (as defined in the 2021 Plan). The grant date fair market value of the Annual Award will be $150,000, prorated based upon the number of days between Mr. Taylor’s appointment to the Board and May 11, 2024. In addition, upon his appointment to the Board, Mr. Taylor received a restricted stock unit award with a grant date fair market value equal to $150,000, which vests in equal annual installments on each of the next three (3) anniversaries of March 8, 2024, or, if earlier, upon the consummation of a “change in control” (as defined in the 2021 Plan), subject to his continued service as a director of the Company.

In connection with his appointment as a director, the Company expects to enter into its standard form of indemnification agreement with Mr. Taylor. Mr. Taylor has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Taylor is not a party to any transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On February 14, 2024, the Company issued a press release announcing Mr. Taylor’s appointment to the Board. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description
99.1	Press Release dated February 14, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1STDIBS.COM, INC.

By:	/s/ David S. Rosenblatt
Dated: February 15, 2024	David S. Rosenblatt Chief Executive Officer